Exhibit 10.1

SEPARATION AND CONSULTING AGREEMENT
THIS SEPARATION AND CONSULTING AGREEMENT (the “Agreement”) is made and entered into by and between C. Neil Lyons (“Consultant”) and Cleveland BioLabs, Inc., a Delaware corporation (the “Company”; Consultant and the Company are collectively referred to as the “Parties”).

WITNESSETH
WHEREAS, the Parties desire to enter into this Agreement to amicably conclude their employment relationship and resolve all matters between them; and
WHEREAS, Consultant acknowledges and agrees that this Agreement is supported by good and valuable consideration, including but not limited to the provisions related to the guaranteed and monthly payments to be paid Consultant.
NOW, THEREFORE, in exchange for the premises and mutual covenants contained in this Agreement, the Parties, intending legally to be bound, agree as follows:
1.Last Day of Employment. Consultant’s employment with the Company and its subsidiaries and affiliates (his “Employment Term”) shall be terminated upon the close of business on May 6, 2016 (the “Last Day of Employment”). The Company will provide Consultant his regular wages and benefits through the Last Day of Employment, at which time such wages and benefits will cease and he shall no longer be an employee of the Company. Consultant hereby agrees to relinquish, effective as of the close of business on his Last Day of Employment, any and all titles and official designations he may hold with the Company and its subsidiaries and affiliates; provided that Consultant shall be designated as the Company’s non-employee Chief Financial Officer.
2.Vacation Pay. The Company will pay Consultant for his accrued but unused vacation time during his Employment Term on or before May 11, 2016. Specifically, the Company will pay Consultant $40,807.34 for approximately thirty-seven (37) vacation days, less applicable withholdings for the payment of wages.
3.Consulting Engagement. The Company agrees to engage Consultant, and Consultant agrees to serve, as a consultant for the period beginning on May 6, 2016 and continuing through the close of business on April 30, 2017 (the “Consulting Period”), subject to the early termination provisions of Section 9. In the event that the consulting arrangement contemplated by this Agreement is terminated prior to April 30, 2017, the Consulting Period shall be deemed to be concurrently terminated. During the Consulting Period, Consultant shall: (i) provide consulting services (as described below) for a period of up to eighty (80) hours per month, as reasonably requested by the Company; (ii) use Consultant’s reasonable best efforts in providing such consulting services; and (iii) comply with all lawful requests and instructions related to the requested consulting services. Consultant shall be based in Highland, Maryland and only be required to travel to destinations within the United States, as mutually agreed. During the Consulting Period, Consultant shall provide services substantially similar to those services Consultant provided during Consultant’s Employment Term.
4.Consideration; Expenses.
(a)Guaranteed Payments. During the Consulting Period and subject to the provisions set forth in Section 9, the Company shall pay Consultant a payment of $72,283 on May 6, 2016, a payment of $36,142 on November 1, 2016 and a payment of $38,350 April 30, 2017 (collectively, the “Guaranteed Payments”).

(b)Monthly Payments. During the Consulting Period and subject to the provisions set forth in Section 9, the Company shall pay Consultant a monthly fee of $12,450 (the “Monthly Payments”), with each payment being made on or before the last day of each month.
(c)Company Paid COBRA Premiums. During the Consulting Period and subject to the provisions set forth in Section 9, the Company agrees to pay 50% of Consultant’s COBRA premiums for Consultant’s current medical insurance coverage (employee plus family). If Consultant is permitted to elect COBRA continuation coverage under the current dental and vision plans, the Company shall also pay 50% of Consultant’s COBRA premiums for Consultant’s current dental and vision insurance coverage (employee plus family). In order to receive the benefits under this Section 4(c), Consultant must timely elect COBRA continuation coverage and remain eligible for such coverage during the Consulting Period.
(d)Expenses. The Company shall reimburse Consultant for any reasonable, out-of-pocket expenses incurred by the consultant while traveling on behalf of the Company, provided Consultant submits appropriate receipt documenting such expenses within thirty (30) days of incurring the expense. The Company shall make such reimbursement payments within thirty (30) days after Consultant submits the appropriate receipts.
(e)Directors and Officers Insurance Coverage. So long as Consultant is serving as the non-employee Chief Financial Officer of the Company pursuant to Section 1 and in accordance with the terms of the insurance policy, the Company shall provide to Consultant the same directors and officers insurance coverage provided to its officers and directors (the “D&O Coverage”).
(f)Indemnification. The Company and Consultant agree that Consultant, by reason of his continued service as an officer of the Company, shall retain all rights to indemnification provided by the Company’s certificate of incorporation and bylaws to officers of the Company. Accordingly, the Company and Consultant acknowledge that, subject to the full terms and conditions of the Company’s certificate of incorporation, as amended, the Company shall indemnify Consultant to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to Consultant when he ceases to be an officer of the Company and shall inure to the benefit of his heirs, executors and personal and legal representatives.
5.Not an Employee; Authority of Consultant. During the Consulting Period, Consultant will be an independent contractor, and not an employee, of the Company. Nothing contained herein shall be construed to create the relationship of employer and employee between the Company and Consultant, and Consultant shall not hold himself out as an employee of the Company. Except as in connection with Consultant’s performance of services under this Agreement, Consultant shall have no power or authority to bind the Company, either directly or indirectly, in any matter, and Consultant shall not take any action inconsistent with this limitation of authority. Also, Consultant shall not make any representations or warranties concerning the Company’s products or services, except as expressly authorized in advance by the Company. Consultant shall not be eligible to participate in any of the Company’s employee benefit plans or any insurance plans sponsored by the Company, except as provided in Section 4(c).
6.Taxes. Because this Agreement creates an independent contractor relationship, the Parties understand that the Company has no obligation to withhold any federal, state or local income taxes, payroll taxes, or other taxes from payments to Consultant, nor shall it make any workers’ compensation or unemployment benefit payments or contributions on behalf of Consultant. The Company will issue a Form 1099 for all compensation paid to Consultant, and it is Consultant’s obligation to report and pay all federal, state and local income, payroll, self-employment and other taxes due on all compensation from the Company as may be required by law. Consultant shall indemnify the Company against all expenses and liabilities incurred as a result of Consultant’s failure to timely pay all taxes due as a result of the payments to Consultant hereunder. It is intended that this Agreement and the payments hereunder are exempt from or comply with the requirements of Internal Revenue Code section 409A and the Treasury Regulations and guidance promulgated thereunder (collectively, “Section 409A”).  In the event that any payment or benefit (or portion thereof) provided pursuant to this Agreement is subject to Section 409A, the applicable terms of this

Agreement shall be interpreted in a manner that complies with Section 409A to the fullest extent possible.
7.Treatment of Outstanding Stock Options. Effective immediately prior to Consultant’s termination of employment, Consultant shall be immediately and fully vested in all outstanding stock options of the Company (the “Stock Options”). The Stock Options shall remain exercisable for a period of twelve (12) months following the end of the Consulting Period or twelve (12) months following the termination of Consultant’s engagement as a consultant pursuant to Section 9, whichever is earlier.
8.No Other Payments or Benefits. Except for the payments required to be made to Consultant under this Agreement, Consultant acknowledges and agrees that Consultant is not entitled to any additional wages, payments, bonuses, incentive pay, commissions, equity, units, options, compensation, severance pay, vacation pay, benefits, or consideration of any kind from the Company or its affiliates, provided that Consultant shall not forfeit any vested 401(k) or vested pension benefits with the Company, if any, and Consultant shall not forfeit any general rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).
9.Termination.
(a)Termination by the Company. The Company may terminate Consultant’s engagement hereunder at any time.
(i)In the event the Company terminates Consultant’s engagement hereunder for Cause (as defined below) or Consultant violates the terms of any restrictive covenants to which he is bound, the Company’s obligation to make any future Monthly Payments to Consultant pursuant to Section 4(b) and the Company’s obligation to pay any future COBRA premiums for Consultant pursuant to Section 4(c) shall immediately terminate.
(ii)In the event the Company terminates Consultant’s engagement hereunder without Cause, the Company shall remain obligated to make any and all Guaranteed Payments and Monthly Payments to Consultant pursuant to Sections 4(a) and 4(b) and to pay any COBRA premiums for Consultant pursuant to Section 4(c). Consultant shall have no duty to mitigate damages.
(iii)For purposes of this Agreement, “Cause” shall mean: (i) the failure of Consultant to perform material duties hereunder, including, without limitation, the failure of Consultant to devote at least eighty (80) hours per month to the performance of Consultant’s duties with the Company, or comply with reasonable direction of the Chief Executive Officer which, to the extent it is curable by Consultant, is not cured within ten (10) business days after written notice thereof is given to Consultant by the Company, specifying in reasonable detail the manner in which Consultant has failed to perform such duties or comply with such directions; (ii) Consultant’s commission (including entry of a nolo contendere plea) of an act or acts constituting a felony, dishonesty or disloyalty or fraud; (iii) Consultant’s gross negligence or commission of an act, or failure to take an action, which adversely affects the Company’s business or reputation; (iv) Consultant’s misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony); or (v) Consultant’s material breach, non-performance or non-observance of any Company policy or any term of this Agreement, including but not limited to the covenants contained in Section 11, or any other agreement to which Consultant and the Company are parties, which, to the extent it is curable by Consultant, is not cured within ten (10) days after written notice thereof is given to Consultant by the Company.
(b)Termination by Consultant. Consultant may terminate his engagement by the Company hereunder at any time by providing the Company thirty (30) days advance written notice. The Company is entitled upon receiving such notice to accept the resignation as effective on the resignation date proposed by Consultant or an earlier date during the notice period designated by the Company. Upon giving such notice, Consultant shall continue to diligently perform the duties hereunder during the notice period to the extent requested by the Company.
(i)In the event Consultant terminates his engagement by the Company hereunder without Good Reason (as defined below), the Company’s obligation to (x) make any future Guaranteed Payments to Consultant pursuant to Section 4(a), (y) make any future Monthly Payments to Consultant pursuant to Section 4(b) and (z) pay any future COBRA premiums for Consultant pursuant to Section 4(c) shall immediately terminate.
(ii)In the event Consultant terminates his engagement by the Company hereunder with Good Reason, the Company shall remain obligated to make any and all Guaranteed Payments and Monthly Payments to Consultant pursuant to Sections 4(a) and 4(b) and to pay any COBRA premiums for Consultant pursuant to Section 4(c). The consultant shall have no duty to mitigate damages.
(iii)For purposes of this Agreement, “Good Reason” shall mean: (i) the Company’s failure to make any payment required pursuant to this Agreement within seven (7) days of the payment becoming due; (ii) the assignment to Consultant of any duties materially inconsistent with the consulting services described in Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is not remedied by the Company; (iii) the Company requiring Consultant to report directly to an officer that is not the Chief Executive Officer of the Company; or (iv) any material breach of this Agreement by the Company.
10.Full and General Release. Consultant, for Consultant, Consultant’s heirs, executors, legal representatives, administrators, successors and assigns, hereby fully releases and discharges, to the fullest extent permitted by applicable law, the Company and its affiliate companies, as well as such entities’ respective shareholders, officers, directors, members, managers, trustees, employees, agents, predecessors, successors and assigns (collectively, the “Company Releasees”), of and from any and all claims, actions, lawsuits, damages, and/or demands of any kind whatsoever, whenever or wherever they arose, including but not limited to any claims that Consultant has, may have or may have had arising from Consultant’s employment with or separation from the Company, any claims of discrimination, harassment, or unlawful employment practices, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, or the Americans With Disabilities Act, and any and all other claims, whether under tort, contract, federal, state or local law, or otherwise. The Parties expressly agree that this release: (a) shall not affect Consultant’s rights under this Agreement, and (b) shall continue to be enforceable regardless of whether there is any subsequent dispute between the Parties concerning any alleged breach of this Agreement. Consultant also agrees to execute and not revoke release of claims in a form to be provided by the Company as a condition to the payment of the final Guaranteed Payment.
11.Confidentiality and Post-Engagement Obligations.
(a)Confidentiality.
(i)Company Information. Consultant agrees at all times during the Consulting Period and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company. Consultant understands that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information, information regarding personnel, employee lists, compensation, and employee skills and any other non-public information which a competitor of the Company could use to the competitive disadvantage of the Company. Consultant further understands that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.
(ii)Former Employer Information. Consultant agrees not to improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. Notwithstanding the foregoing, Consultant’s use of Confidential Information of the Company in connection with his performance of services during the Consulting Period pursuant to this Agreement shall not be considered a violation of this Section 11(a)(ii).
(iii)Third Party Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Company consistent with the Company’s agreement with such third party
(iv)Returning Company Documents. Consultant agrees that, at the end of the Consulting Period or at any time the Company requests, Consultant will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Consultant pursuant to Consultant’s employment with the Company or otherwise belonging to the Company, its successors or assigns. Within thirty (30) days of the end of the Consulting Period (or, if earlier, the termination of Consultant’s engagement hereunder pursuant to Section 9), Consultant agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit A.
(v)Representations. Consultant agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Consultant represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to Consultant’s engagement hereunder by the Company.
(vi)Nothing in this Agreement or any other policy or agreement with the Company prohibits Consultant from reporting possible violations of federal law or regulations to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal laws or regulations. Consultant is not required to notify the Company that he has made such reports or disclosures.
(b)Inventions.
(i)Inventions Retained and Licensed. Consultant has attached hereto, as Exhibit B, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made prior to his employment with the Company (collectively referred to as “Prior Inventions”), which belong to Consultant, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Consultant represents that there are no such Prior Inventions. If in the course of Consultant’s performance of services for the Company, Consultant incorporates into a Company product, process or service a Prior Invention owned by Consultant or in which Consultant has an interest, Consultant hereby grants to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modified use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto
(ii)Assignment of Inventions. Consultant agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Consultant is in the employ of the Company (collectively referred to as “Inventions”). Consultant further acknowledges that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. Consultant understands and agrees that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to him as a result of the Company’s efforts to commercialize or market any such invention.
(iii)Inventions Assigned to the United States. Consultant agrees to assign to the United States government all his right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies
(iv)Maintenance of Records. Consultant agrees to keep and maintain adequate and current written records of all Inventions made by him (solely or jointly with others) during the Consulting Period. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.
(v)Patent and Copy Registrations. Consultant agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Consultant’s mental or physical incapacity or for any other reason to secure his signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him.
(c)Non-Solicitation and Non-Competition.
(i)Solicitation of Employees, Consultants, Contractors and Customers. Consultant agrees that beginning on May 6, 2016 and continuing through April 30, 2017, Consultant shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees, consultants, contractors or customers to terminate his or her relationship with the Company, or take away such employees, consultants, contractors or customers or attempt to solicit, induce, recruit, encourage or take away employees, consultants or contractors of the Company, either for Consultant or for any other person or entity; provided however, Consultant may hire any employee, consultant or contractor of the Company who independently responds to a general solicitation of employment. This restriction shall apply only to those employees, consultants, contractors or customers of the Company with whom Consultant came into contact or about whom Consultant learned Confidential Information during the last two (2) years of Consultant’s employment with and/or engagement hereunder by the Company. Notwithstanding the foregoing, this provision does not prohibit the solicitation of United States federal, state or foreign government agency, including but not limited to United States Department of Defense.
(ii)Non-Competition. Consultant agrees that beginning on May 6, 2016 and continuing through April 30, 2017, Consultant shall not directly or indirectly own, manage, operate, consult or be employed in a business substantially similar to, or competitive with, the Company’s Business (as defined below) and the business of its successors and assigns or any other business activity in which the Company and its successors and assigns may substantially engage during the Consulting Period. In recognition of the nature of the Company’s Business, which includes the sale of its products and services on an international basis, this restriction shall apply throughout the United States, Russia and in any country or territory in which the Company materially markets any of its products or services, or to the knowledge of Consultant, plans to beginning marketing any of its products or services. For purposes of this Agreement, the “Company’s Business” shall include any product, service, or process or the research and development thereof, of the Company with which Consultant worked directly or indirectly during Consultant’s engagement hereunder by the Company or about which Consultant acquired Confidential Information during Consultant’s engagement hereunder by the Company, including but not limited to the research and development of new pharmaceuticals as defined by the Company’s therapeutic area and core technology. Notwithstanding the foregoing, nothing in this Agreement shall prevent Consultant from engaging in a scientific, consulting or other business capacity in research and development of pharmaceuticals to treat cancer or other diseases if such research and development does not use any Confidential Information of the Company.
(d)Additional Company Policies. Consultant agrees to comply with the Company’s Policy Manual and each of the other policies adopted by the Company from time-to-time and which are provided to Consultant, the contents of which may be modified or eliminated at any time.
(e)Enforcement. Consultant acknowledges and agrees that compliance with the covenants set forth in this Agreement is necessary to protect the Confidential Information and trade secrets, business and goodwill of the Company, and that any breach of this Agreement will result in irreparable and continuing harm to the Company, for which money damages may not provide adequate relief. Accordingly, in the event of any breach or anticipatory breach of this Agreement by Consultant, or Consultant’s claim in a declaratory judgment action that all or part of this Agreement is unenforceable, the parties agree that the Company shall be entitled to injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach, and Consultant hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction.
(f)Protections for Certain Affiliates. For purposes of the restrictions in this Sections 11 (collectively, the “Post Separation Obligations”), the “Company” shall mean and include: (a) the Company, as defined above, and each of its subsidiaries; and (b) any successor of the Company or any of its subsidiaries for or with whom Consultant performed any services during Consultant’s Employment Term and/or the Consulting Period.
12.Assignment. This Agreement, being personal in nature to Consultant, may not be assigned or delegated by Consultant. The Company shall have the right to assign or transfer this Agreement to any affiliated entity or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or part of the business and/or assets of the Company, and Consultant irrevocably consents to any such assignment or transfer. As used in this Agreement, the “Company” shall include the Company as defined above and any affiliated entity, purchaser, merged entity, or successor.
13.Applicable Law; Venue; Jurisdiction. To ensure the most rapid and economical resolution of disputes that may arise in connection with Consultant’s engagement with the Company, Consultant and the Company agree that any and all disputes, claims, or causes of action in law or equity shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Maryland conducted by JAMS, Inc. (“JAMS”) or its successor, under JAMS’ then applicable rules and procedures for employment and/or consultant disputes, which can be found at http://www.jamsadr.com/rules-clauses/, and which will be provided to Consultant upon request. By agreeing to the arbitration procedure, both Consultant and the Company waive the right to resolve any such dispute through a trial by jury or judge or by administrative proceeding. Consultant will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (1) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (2) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company shall pay for two-thirds (2/3) of the fees and costs charged by JAMS with Consultant paying the remaining one-third (1/3). Except as may otherwise be awarded by the arbitrator, the prevailing party shall be reimbursed for its reasonable legal fees and costs paid in connection with such arbitration. Nothing in this Agreement shall prevent either Consultant or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration, including but not limited to any harm caused by violations of Section 11, including, but not limited to Section 11(c). Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.
14.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or incapable of being enforced, then the Parties request that such court modify such provision by “blue-penciling” or otherwise in order to render such provision not invalid, illegal, or incapable of being enforced and then enforce the provision as modified. The Parties further agree that each provision of this Agreement is severable from each other provision of this Agreement.
15.Modification; Waiver; Construction; Counterparts. No modification, termination, or attempted waiver of any of the provisions of this Agreement shall be binding upon the Company unless reduced to writing and signed by a duly authorized Company official. This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement. Any reference in this Agreement to any Section refers to the corresponding Section of this Agreement. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.
16.Entire Agreement. This Agreement constitutes the entire agreement among the Parties pertaining to the subject matter contained herein. Consultant acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, Consultant has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement. Notwithstanding anything herein to the contrary, the terms and provisions of the employment agreement dated August 4, 2011 by and between the Company and Consultant shall remain in effect through May 6, 2016.

IN WITNESS WHEREOF, the undersigned hereto have executed this Agreement as of the dates set forth below.
CONSULTANT

_____________________________                _____________________
C. Neil Lyons                                Date

CLEVELAND BIOLABS, INC.

By: ______________________________            _____________________
Date
Its: ______________________________

Exhibit A

CLEVELAND BIOLABS, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Cleveland BioLabs, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Separation and Consulting Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that were directly conceived through my work in service for the Company.

I further agree that, in compliance with the Separation and Consulting Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that beginning on May 6, 2016 and continuing through April 30, 2017, in accordance with Section 11(c)(i) of the Separation and Consulting Agreement, I have/will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.

Date: __________________________
___________________________________
Consultant’s Signature

___________________________________        Type/Print Consultant’s Name

Exhibit B

List of Prior Inventions
and Original Works of Authorship

No inventions or improvements.